EXHIBIT 99.1

RELEASE     NEWS RELEASE     NEWS RELEASE      NEWS RELEASE     NEWS RELEASE

[LOGO OF AMERICAN EXPRESS]                       American Express Company
                                                 American Express Tower
                                                 World Financial Center
                                                 New York, N.Y. 10285-4805

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Note:  American Express will hold an investor conference call on Wednesday,
July 18, 2001 at 9:00 a.m. (ET). Live audio of the conference call will be accessible to the public and the media on the American Express Web site at http://ir.americanexpress.com. A replay of the conference call will be available at the same Web site address.
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                                      Contacts:  Michael J. O'Neill
                                                 212/640-5951
                                                 mike.o'neill@aexp.com

                                                 Molly Faust
                                                 212/640-7453
                                                 molly.faust@aexp.com



FOR IMMEDIATE RELEASE


                    AMERICAN EXPRESS EXPECTS SECOND QUARTER
                 PRE-TAX CHARGE OF $826 MILLION TO WRITE DOWN
                       HIGH-YIELD SECURITIES AND REDUCE
                     RISK PROFILE OF INVESTMENT PORTFOLIO

               Second Quarter Earnings to Decline From Year Ago

               Company Expects Economy to Remain Weak into 2002;
             Intends to Take Third Quarter Restructuring Charge of
            $310 to $370 Million and Eliminate 4,000 to 5,000 Jobs


         NEW YORK, July 18, 2001 - American Express Company said today that it expects second quarter earnings to decline approximately 76 percent from the $740 million or $0.54 per share that it earned in the same period a year ago. The decline will reflect a pre-tax charge of about $826 million ($537 million after-tax). This charge recognizes additional write-downs in the high-yield portfolio at American Express Financial Advisors (AEFA) and losses associated with rebalancing the portfolio towards lower-risk securities.

         Excluding losses on the high-yield portfolio, consolidated net income for the second quarter is expected to be approximately $714 million, or $0.53 per share, down about five percent from the same period last year.

         American Express said that it believes that the economy will remain weak throughout this year and into 2002, and that default rates in the corporate bond market will continue at high levels through next year. Consequently, it is making changes in the risk/reward profile of its investment portfolio. These changes will rebalance the portfolio towards higher-quality, less volatile holdings and will reduce the concentration of credit exposure to individual companies and industry sectors.

         Separately, American Express said that it is making strong progress on its reengineering initiatives and expects to significantly exceed its previously announced target of $500 million of expense savings during 2001. Based on this progress, as well as its more negative view of the economy, the company said that it will accelerate several major initiatives that were being planned for 2002. As a result of these initiatives, the company expects to recognize a restructuring charge of approximately $310 to $370 million pre-tax ($200 to $240 million after-tax) in the third quarter when these accelerated reengineering efforts are launched. The charge would relate primarily to severance and related costs of eliminating 4,000 to 5,000 jobs. This reduction in force would be in addition to approximately 1,600 positions, which have been or are in the process of being eliminated through reengineering actions initiated in the first half of this year. A portion of the expense savings realized from the accelerated reengineering initiatives will flow through to earnings in the form of improved operating expense margins. The rest will be reinvested back into business areas with high-growth potential.

          "The actions we announced today are being taken to ensure that we're in a strong position to navigate through what we expect to be a longer period of economic weakness. They will also help to ensure that we can capitalize fully on our opportunities when the economy improves," said Kenneth I. Chenault, Chairman and CEO of American Express.

         Mr. Chenault said, "Despite the economic weakness, several factors should help ensure that American Express is well positioned as we enter 2002. They include: the expense savings from reengineering activities, the anticipated benefit from additional investments in the business and a substantial reduction in interest expense when we see the full benefit of lower rates on our funding costs."

         AEFA INVESTMENT PORTFOLIO
         The decision to rebalance the AEFA portfolio follows a re-examination of its overall risk profile and an assessment of likely performance in a prolonged economic downturn. During the second quarter, default rates rose to historically high levels. The company's analysis indicated that the economic benefit of continuing to own certain of the high-yield investments in its portfolio was not sufficient to compensate for the underlying risk during difficult market cycles.

    American Express plans to:
o Recognize, in the second quarter, the impact of its higher default assumptions on "rated" structured investments. This action represents approximately $403 million of the total charge;
o Further lower its risk profile by selling lower-rated securities to reduce the level of its high-yield portfolio. Additional securities within the remaining high-yield portfolio will be sold to allocate holdings towards stronger credits and reduce the concentration of exposure to individual companies and industry sectors. These actions represent approximately $344 million of the total charge;
o Write down the value of certain other investments to recognize losses incurred during the second quarter. This action represents approximately $79 million of the total charge.

        Following these actions, the portion of AEFA's portfolio invested in high-yield securities will be approximately seven percent, down from the 10 to 12 percent level maintained since 1998. After the rebalancing of the portfolio is complete, the company expects the high-yield portion of the portfolio to be in a range that is consistent with insurance industry averages.

         The change in the risk/reward profile of the AEFA portfolio towards higher-quality investments will translate into an estimated reduction of $40 to $60 million pre-tax of interest income annually at AEFA. The reengineering efforts currently underway at AEFA are expected to be more than sufficient to compensate for this lower yield.

         ACCELERATED CORPORATE-WIDE REENGINEERING EFFORTS
         The accelerated reengineering efforts that are expected to be covered by the third quarter restructuring charge include:
o Consolidating or outsourcing certain data processing activities and reducing staff levels in the Technologies group;
o Relocating certain finance, operations and customer support functions to lower-cost overseas locations;
o Accelerating the transition of business travel operations to the internet, introducing new technology and consolidating facilities to allow for the further reduction of staffing levels in light of slower travel sales. This will also allow the company to absorb travel volume increases as conditions improve without commensurately increasing staff;
o   Moving certain employee processing and service functions, including
    Human Resources processes, expense report processing and employee travel bookings, to the internet and reducing the staff levels currently needed to provide these services;
o Moving more rapidly to scale back the infrastructure and certain operations support for corporate lending activities at American
    Express Bank.

        The initiatives related to the restructuring charge are expected to produce additional expense savings of $275 to $300 million in 2002, and $345 to $370 million on an annual basis thereafter.

         AEFA RESULTS
         AEFA is expected to report a loss of $307 million, reflecting the portfolio charge noted above. Excluding losses on the high-yield portfolio, earnings at AEFA are expected to be down approximately 22 percent.

         The decline reflects the impact of weak equity markets, which is expected to result in a lower level of managed assets and weak investment product sales. Management and distribution fee revenues are expected to be down from year-ago levels.

         In addition, AEFA's results will be negatively affected by narrower investment spreads, reflecting the lagging benefit of lower interest rates. Financial planning volumes are expected to increase from last year as more clients work with financial advisors to establish or modify their longer-term investment strategies. Managed asset net fund flows are also expected to be positive in the quarter.

         TRAVEL RELATED SERVICES (TRS) RESULTS
         TRS net income is expected to increase approximately three percent from the second quarter of last year. Cards in force growth is expected to continue to be strong, at approximately 10 percent. Billed business is expected to grow approximately four percent, reflecting the substantial slowdown in corporate cardmember spending on travel and entertainment. Worldwide lending balances are expected to grow more than 20 percent and net finance charge revenue is benefiting from wider interest rate margins. While loan write-offs are expected to increase from previous quarters, they remain in line with the company's expectations and general industry trends. Lending credit reserves are expected to increase, consistent with the company's more negative view of the economy.

        Final results for the second quarter are expected to be announced on Monday, July 23, 2001.

        American Express Company (http://www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "AIM", "WILL", "SHOULD", AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

         ADJUSTMENTS ARISING IN THE NORMAL COURSE OF COMPLETING THE COMPANY'S SECOND QUARTER FINANCIAL CLOSING PROCESS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS; POTENTIAL DETERIORATION IN THE HIGH-YIELD SECTOR AND OTHER INVESTMENT AREAS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIME FRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S NEW PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, MODERATE THE GROWTH OF NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS TO CLIENTS; INVESTMENT PERFORMANCE IN AEFA'S MUTUAL FUND BUSINESS; THE SUCCESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING, RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER- TERM INVESTMENT SPENDING; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT COMMERCIAL LENDING

ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND OTHER REPORTS FILED WITH THE SEC.


                                      ###


ANALYSIS OF AEFA OWNED INVESTMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(billions, net of reserves)

                                                                                             Portfolio Allocation
                                                                                     ----------------------------------
                                                                  Pro forma (a)                           Pro forma (a)
                                              3/31/01  6/30/01(a)   6/30/01          3/31/01   6/30/01 (a)  6/30/01
                                              -------  ----------   -------          -------   ----------   -------

Investment Securities by Portfolio:
Individual Investment Grade Bonds:
        AAA  -  Aaa                             $11.0    $12.6        $12.8              35%        39%         40%
        AA/A  -  Aa/A                             4.3      4.4          4.5              14%        14%         14%
        BBB  -  Baa                               6.5      6.4          6.5              21%        20%         20%

Investment Grade Structured Securities:
        Structured Loan Trusts                    0.7      0.7          0.7               2%         2%          2%
        Collateralized Debt Obligations (CDOs)    0.9      0.7          0.7               3%         2%          2%

High Yield Investments:
        Bonds                                     3.0      2.4          1.9              10%         7%          6%
        Low Grade CDOs                            0.4      0.3          0.3               1%         1%          1%
        Residual CDOs                             0.1     0.03         0.03             0.3%       0.1%        0.1%
                                                ------   ------       ------
            Total High Yields                     3.5      2.7          2.2              11%         8%          7%
                                                ------   ------       ------

Commercial Mortgage Loans                         4.2      4.1          4.2              13%        13%         13%

Limited Partnerships (b)                          0.5      0.5          0.5               1%         1%         1%
                                                ------   ------       ------
Total Investments                               $31.6    $32.1        $32.1
                                                ======   ======       ======


(a) 6/30/01 actual reflects charges incurred during the quarter for write-offs and portfolio rebalancing. Pro forma shows sales and purchases related to the rebalancing activities as if completed by 6/30/01.
(b)     LP interests in affordable housing projects.



AXP 3Q '01 RESTRUCTURING RESERVE
By Segment
(millions)
                                                                            Cost Savings
                                             Restructuring      ----------------------------------
                                                Charge                2002               2003
                                            --------------      ---------------    ---------------

Travel Related Services                       $90 - $120          $175 - $200        $200 - $225

American Express Financial Advisors           130 - 140                75                110

American Express Bank                          90 - 110                25                35
                                            --------------      ---------------    ---------------

     Total American Express Company          $310 - $370          $275 - $300        $345 - $370
                                            ==============      ===============    ===============

Note: Includes costs associated with severance for approximately 4,000 to 5,000 employees.